Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE
NEWPARK RESOURCES ANNOUNCES DEFINITIVE AGREEMENT TO SELL ITS U.S. MINERAL GRINDING BUSINESS

THE WOODLANDS, TX – October 20, 2022 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced that it has entered into a definitive agreement to sell substantially all the long-lived assets, inventory and operations of its Excalibar mineral grinding business (“Excalibar”) to Cimbar Resources, INC. (“Cimbar”), a mineral-based additive solutions company based in Chatsworth, GA.
As of September 30, 2022, Excalibar had approximately $65 million of net capital employed. Under the terms of the agreement, Newpark expects to generate net cash of approximately $66 million through a combination of net cash proceeds at closing and net collections of certain retained assets and liabilities, including accounts receivable and accounts payable. In connection with the sale transaction, Cimbar and Newpark have also agreed to enter into a long-term barite supply agreement for Newpark’s U.S. drilling fluids business, with an initial term of four years following the closing of the transaction.
Matthew Lanigan, Newpark’s President and Chief Executive Officer, stated, “The sale of Excalibar is consistent with our stated strategy of transforming our Fluids Systems business into a more focused and capital-light business. We appreciate our dedicated Excalibar employees and thank them for their many years of valuable service to Newpark. We look forward to continuing to work with them and Cimbar under the barite supply agreement.”
The sale is expected to close in the fourth quarter of 2022 and remains subject to the closing conditions specified in the purchase agreement. Proceeds from the sale are expected to be used for general corporate purposes, including debt reduction, potential growth investments and/or share repurchases under the Company’s current share repurchase program as the Company continues to execute on its strategic plan.
PPHB is serving as financial advisor and Culhane Meadows PLLC is serving as legal advisor to Newpark in this transaction.
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, such as statements regarding the expected timing of the closing of the sale, the amount of proceeds from the sale and the use of the proceeds from the sale. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, the failure of the conditions to the closing of the sale to be satisfied; risks related to the ongoing conflict between Russia and Ukraine; the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the price and availability of raw materials; business acquisitions and capital investments; our market competition; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our restructuring activities; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.